                                                          2

                                        WARRANT AGREEMENT made as of ________
                                        __, 2004 by and between TRINITY PARTNERS
                                        ACQUISITION COMPANY INC., a Delaware
                                        corporation, with offices at 245 Fifth
                                        Avenue, Suite 1500, New York, New York
                                        10016 ("Company"), and AMERICAN STOCK
                                        TRANSFER & TRUST COMPANY, a New York
                                        corporation, with offices at 59 Maiden
                                        Lane, New York, New York 10038 ("Warrant
                                        Agent").

                             ----------------------

     The Company has heretofore sold and delivered to its executive officers and directors (collectively, "Insiders") an aggregate of (i) 362,500 Class W
Warrants ("Class W Warrants") and (ii) 362,500 Class Z Warrants ("Class Z
Warrants"), each such Warrant evidencing the right of the holder thereof to purchase one share of the Company's common stock, par value $0.0001 per share
("Common Stock"), for $5.00, subject to adjustment as described herein (the
Class W Warrants and the Class Z Warrants sold to the Insiders being hereinafter referred to, collectively, as "Insiders' Warrants"); and

     The Company is engaged in a public offering ("Public Offering") of Units
("Units") and, in connection therewith, has determined to issue and deliver up to (i) 1,275,000 Class W Warrants and 1,275,000 Class Z Warrants (collectively,
"Public Warrants") to the public investors, and (ii) 127,500 Class W Warrants and 127,500 Class Z Warrants to HCFP/Brenner Securities LLC ("Brenner") or its
designees ("Representative's Warrants" and, collectively with the Insiders'
Warrants and the Public Warrants, "Warrants"); and

     The Company has filed with the Securities and Exchange Commission a
Registration Statement, No. 333-_____ on Form S-1 ("Registration Statement") for
the registration, under the Securities Act of 1933, as amended ("Act") of, among other securities, the Warrants and the Common Stock issuable upon exercise of the Warrants; and

     The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

     The Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

     All acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       2

1.   Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.   Warrants.

     2.1. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the respective forms of Exhibits A and B hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Treasurer,
Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

     2.2. Effect of Countersignature. Unless and until countersigned by the
Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

     2.3. Registration.

          2.3.1. Warrant Register. The Warrant Agent shall maintain books
("Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the
Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

          2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant
Register ("registered holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     2.4. Detachability of Warrants. The securities comprising the Units will not be separately transferable until 90 days after the date hereof unless
Brenner informs the Company of its decision to allow earlier separate trading, but in no event will Brenner allow separate trading of the securities comprising the Units until the Company files a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering including the proceeds received by the Company from the exercise of the Underwriter's over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

     2.5 Warrant Attributes. The Insiders' Warrants, the Public Warrants and the
Representative's Warrants shall have the same terms except with respect to the
Warrant Price and Exercise Period as set forth below in Sections 3.1 and 3.2.

3.   Terms and Exercise of Warrants

     3.1. Warrant Price. Each Insiders' Warrant and Public Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Insiders' Warrant and Public Warrant, as applicable, and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $5.00 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. Each Representative's Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Representative's Warrant and of this Warrant
Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $5.50 per whole share, subject to the adjustments provided in Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date.

     3.2. Duration of Warrants.

          (a) A Class W or Class Z Warrant may be exercised only during the period ("Exercise Period") commencing on the later of (i) _________ ___, 2005 or
(ii) the earlier of (a) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination
("Business Combination") (as described more fully in the Company's Registration
Statement) or (b) the distribution of the trust fund (as described more fully in the Registration Statement) to the Company's Class B stockholders. Each
Insiders' Warrant and Public Warrant shall terminate at 5:00 p.m., New York City time, on the earlier to occur of (i) ______ __, 2009 if a Class W Warrant or
______ __, 2011 if a Class Z Warrant, as applicable, or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement
("Expiration Date"). Each Representative's Warrant shall terminate at 5:00 p.m.,
New York City time, on the earlier to occur of (i) _________ ___, 2009 or (ii)
the date fixed for redemption of the Warrants as provided in Section 6 of this
Agreement.

          (b) Except with respect to the right to receive the Redemption Price
(as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

     3.3. Exercise of Warrants.

          3.3.1. Payment. Subject to the provisions of the Warrant and this
Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the
Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company), the
Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock,

and the issuance of the Common Stock.

          3.3.2. Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant
Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Act with respect to the Common Stock is effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

          3.3.3. Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

          3.3.4. Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

          3.3.5. Warrant Solicitation and Warrant Solicitation Fee.

               a. The Company has engaged Brenner, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company, at its cost, will (i) assist Brenner with respect to such solicitation, if requested by Brenner, and (ii) provide Brenner, and direct the Company's transfer agent and the Warrant Agent to deliver to Brenner, lists of the record and, to the extent known, beneficial owners of the Company's Warrants. The
Company hereby instructs the Warrant Agent to cooperate with Brenner in every respect in connection with Brenner's solicitation activities, including, but not limited to, providing to Brenner, at the Company's cost, a list of record and beneficial holders of the Warrants and circulating a prospectus or offering circular disclosing the compensation arrangements referenced in Section 3.3.5(b)
below to holders of the Warrants at the time of exercise of the Warrants. In addition to the conditions set forth in Section 3.3.5(b), Brenner shall accept payment of the warrant solicitation fee provided in Section 3.3.5(b) only if it has provided bona fide services to the Company in connection with the exercise of the Warrants and only to the extent that an investor who exercises his
Warrants specifically designates, in writing, that Brenner solicited his exercise. In addition to soliciting, either orally or in writing, the exercise of Warrants by a Warrant holder, such services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for the Company's securities, or assisting in the processing of the exercise of Warrants.

               b. In each instance in which a Warrant is exercised, the Warrant
Agent shall promptly give written notice of such exercise to the Company and
Brenner ("Warrant Agent's

Exercise Notice"). If, upon the exercise of any Warrant more than one year from the effective date of the Registration Statement, (i) the market price of the
Company's Common Stock is greater than the Warrant Price, (ii) disclosure of compensation arrangements between the Company and Brenner with respect to the solicitation of the exercise of the Warrants was made both at the time of the
Public Offering and at the time of exercise (by delivery of the Prospectus or as otherwise required by applicable law, rule or regulation), (iii) the holder of the Warrant confirms in writing that the exercise of the Warrant was solicited by Brenner, (iv) the Warrant was not held in a discretionary account, and (v)
the solicitation of the exercise of the Warrant was not in violation of
Regulation M (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, as amended, then the Warrant Agent, simultaneously with the distribution of the
Common Stock underlying the Warrants so exercised in accordance with the instructions from the Company following receipt of the proceeds to the Company received upon exercise of such Warrant(s), shall, on behalf of the Company, pay a fee of 5% of the Warrant Price to Brenner, provided that Brenner delivers to the Warrant Agent within ten (10) business days from the date on which Brenner has received the Warrant Agent's Exercise Notice, a certificate that the conditions set forth in the preceding clauses (iii), (iv) and (v) have been satisfied. Notwithstanding the foregoing, no fee will be paid to Brenner with respect to the exercise by the Underwriters or their affiliates or the Company's officers or directors of Warrants purchased by it or them upon exercise of the
Representative's Warrants and still held by any of the Underwriters or them for its or their own account. Brenner and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of
Warrants.

               c. The provisions of this Section 3.3.5. may not be modified, amended or deleted without the prior written consent of Brenner.

4.   Adjustments.

     4.1. Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common
Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

     4.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

     4.3 Adjustments in Exercise Price. Whenever the number of shares of Common
Stock purchasable upon the exercise of the Warrants is adjusted, as provided in
Section 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common
Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     4.4. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock
(other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the
Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such
Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of
Common Stock covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this
Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

     4.5. Notices of Changes in Warrant. Upon every adjustment of the Warrant
Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a
Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to the Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

     4.6. No Fractional Shares. Notwithstanding any provision contained in this
Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this
Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

     4.7. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the
Company may at any time in its sole discretion make any change in the form of
Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for

an outstanding Warrant or otherwise, may be in the form as so changed.

5.   Transfer and Exchange of Warrants.

     5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant
Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the
Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

     5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new
Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

     5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

     5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

     5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this
Agreement, the Warrants required to be issued pursuant to the provisions of this
Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.   Redemption.

     6.1. Redemption. Subject to Section 6.4 hereof, not less than all of the outstanding Class W Warrants and/or Class Z Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2., at the price of $.05 per Warrant ("Redemption Price"), provided that the last sales price of the Common Stock has been at least $7.50 per share in the case of the Class W Warrants and $8.75 per share in the case of the Class Z Warrants, as applicable, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of
Brenner.

     6.2. Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Class W and/or Class Z Warrants, as applicable, the Company shall fix a date for

the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the registered holders of the Class W or Class Z Warrants, as applicable, to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

     6.3. Exercise After Notice of Redemption. The Class W or Class Z Warrants,
as applicable, may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2. hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holders of such
Warrants shall have no further rights except to receive, upon surrender of the
Warrants, the Redemption Price.

     6.4 Outstanding Warrants Only. The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise provided that the criteria for redemption is met. The provisions of this Section
6.4 may not be modified, amended or deleted without the prior written consent of
Brenner.

7.   Other Provisions Relating to Rights of Holders of Warrants.

     7.1. No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

     7.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is
lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose
(which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the
Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

     7.3. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common
Stock that will be sufficient to permit the exercise in full of all outstanding
Warrants issued pursuant to this Agreement.

     7.4. Registration of Common Stock. The Company agrees that prior to the commencement of the Exercise Period, it shall file with the Securities and
Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Act, of, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement

until the expiration of the Warrants in accordance with the provisions of this
Agreement. The provisions of this Section 7.4 may not be modified, amended or deleted without the prior written consent of Brenner.

8.   Concerning the Warrant Agent and Other Matters.

     8.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

     8.2. Resignation, Consolidation, or Merger of Warrant Agent.

          8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or
any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days'
notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant
Agent or by the holder of the Warrant (who shall, with such notice, submit his
Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the
appointment of a successor Warrant Agent at the Company's cost. Any successor
Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant
Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant
Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

          8.2.2. Notice of Successor Warrant Agent. In the event a successor
Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

          8.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant
Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

     8.3. Fees and Expenses of Warrant Agent.

          8.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the
Warrant Agent may reasonably incur in the execution of its duties hereunder.

          8.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

     8.4. Liability of Warrant Agent.

          8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the
Company prior to taking or suffering any action hereunder, such fact or matter
(unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the
President or Chairman of the Board of the Company and delivered to the Warrant
Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

          8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

          8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

     8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

                                       10

9.   Miscellaneous Provisions.

     9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     9.2. Notices. Any notice, statement or demand authorized by this Warrant
Agreement to be given or made by the Warrant Agent or by the holder of any
Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the
Warrant Agent), as follows:

          Trinity Partners Acquisition Company Inc.
          245 Fifth Avenue, Suite 1600
          New York, New York 10016
          Attn: Chairman

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

          American Stock Transfer & Trust Company
          59 Maiden Lane
          New York, New York 10038
          Attn: Compliance Department

with a copy in each case to:

          Sonnenschein Nath & Rosenthal LLP
          1221 Avenue of the Americas
          New York, New York 10020
          Attn: Ira Roxland, Esq.

and

          Graubard Miller
          600 Third Avenue
          New York, New York 10016
          Attn: David Alan Miller, Esq.

and

          HCFP/Brenner Securities LLC
          888 Seventh Avenue, 17th Floor
          New York, New York   10106
          Attn: Ira Greenspan

                                       11

     9.3. Applicable Law. The validity, interpretation, and performance of this
Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the
Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section
9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

     9.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the
Warrants and, for the purposes of Sections 3.3.5, 6.1, 6.4, 7.4 and 9.2 hereof,
Brenner, any right, remedy, or claim under or by reason of this Warrant
Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Brenner shall be deemed to be a third-party beneficiary of this
Agreement with respect to Sections 3.3.5, 6.1, 6.4, 7.4 and 9.2 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this
Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and Brenner with respect to the Sections 3.3.5, 6.1, 6.4, 7.4 and 9.2 hereof) and their successors and assigns and of the registered holders of the
Warrants.

     9.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the
Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

     9.6. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     9.7. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

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                                       12

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                        TRINITY PARTNERS ACQUISITION
                                                COMPANY INC.

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                        AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY

                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:

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